Exhibit 10.2
Execution Version
SECOND AMENDMENT TO
SERVICING AGREEMENT
THIS SECOND AMENDMENT TO SERVICING AGREEMENT (this “Amendment”), is made and entered into as of May 22, 2009, by and among AARON’S, INC., a Georgia corporation formerly known as Aaron Rents, Inc. (“Sponsor”), and SUNTRUST BANK (“SunTrust”), as Servicer (in such capacity, the “Servicer”).
W I T N E S S E T H:
WHEREAS, the Sponsor and the Servicer are parties to a certain Servicing Agreement, dated as of May 28, 2004, as amended by that certain First Amendment to Servicing Agreement dated as of May 23, 2008 (as so amended and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Servicing Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Servicing Agreement or the Loan Facility Agreement, as the context requires), pursuant to which the Servicer has made certain financial accommodations available to the Sponsor;
WHEREAS, the Sponsor has requested that the Servicer amend certain provisions of the Servicing Agreement, and subject to the terms and conditions hereof, the Servicer is willing to do so;
NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Sponsor and the Servicer agree as follows:
1. Amendments.
(a) Section 1.1 of the Servicing Agreement is hereby amended by replacing the definition of “Commitment Letter” with the following:
“Commitment Letter” means a letter from Servicer to a potential Borrower named in a Funding Approval Notice, substantially in the form of Exhibit C, whereby Servicer agrees to establish a Loan Commitment in favor of such Franchisee upon the terms and conditions set forth therein and in the Operative Documents.
(b) Section 1.1 of the Servicing Agreement is hereby amended by deleting the definition of “EBIT”.

(c) Section 2.1 of the Servicing Agreement is hereby amended by replacing subsections (a) and (c) of such Section in their entirety with the following:
(a) In the event that Sponsor desires that Servicer establish a Loan Commitment under the Operative Documents, Sponsor shall forward to Servicer an appropriate Funding Approval Notice no later than thirty (30) days prior to the anticipated Closing Date of such Loan Commitment. Such Funding Approval Notice shall indicate whether the requested Loan Commitment is a Line of Credit Commitment, a Revolving Commitment or a Term Loan Commitment and shall contain the following information:
(i) the Franchisee’s legal name and State of organization;
(ii) the amount of the Loan Commitment;
(iii) the applicable interest rate for such Loan;
(iv) the amount of the Commitment Fee, which shall not exceed 100 basis points;
(v) a copy of the Franchisee’s executed franchise application authorizing release of all information set forth therein or delivered in connection therewith to Servicer;
(vi) the Franchisee’s federal tax identification number or social security number;
(vii) the legal address(es) (including county) of the Franchisee’s residence or principal place of business, each store location, and the site(s) where any Collateral to be pledged as security for the Loan is stored, together with any other corporate or tradenames used by the Franchisee in the last five (5) years;
(viii) if the Franchisee is a corporation, copies of the Franchisee’s Articles or Certificate of Incorporation, certified by the Secretary of State of its incorporation, copies of the Franchisee’s by-laws and current incumbency certificate, if the Franchisee is a partnership, a copy of the current partnership agreement, if the Franchisee is a limited liability company, a copy of the current operating or limited liability company agreement and if the Franchisee is a sole proprietor, a Statement of Sole Proprietorship in the form provided by Servicer;
(ix) good standing certificate from the Secretary of State in which the Franchisee is organized or formed;
(x) for any Revolving Commitment or Term Loan Commitment, a detailed description of the financial covenants to be included in the Loan Agreement, including any defined terms used in such financial covenants; and

(xi) such other information as Servicer shall reasonably request, including, without limitation, a listing of all Subsidiaries of the Franchisee, a listing of all Guarantors and a listing of all Permitted Liens.
The Funding Approval Notice shall contain a statement that Sponsor has approved the Franchisee for a franchise license and for participation in the Franchisee Loan Program and shall also state that the Sponsor consents to the liens in favor of Servicer provided for therein.
(c) Sponsor shall forward to Servicer a completed Store Opening Information Sheet (i) contemporaneously with the Funding Approval Notice if the Franchisee is already a Borrower and (ii) at least ten (10) Business Days prior to the anticipated Closing Date if the Franchisee is not presently a Borrower, in each case together with the following additional documents:
(1) a duly executed Landlord’s Waiver for each leased location listed on the Store Opening Information Sheet where the financed Merchandise is located, substantially in the form of Exhibit H; and
(2) complete legal descriptions for each leased location listed on the Store Opening Information Sheet where the financed Merchandise is located.
If Sponsor fails to deliver any of the foregoing items to the Servicer, the Servicer shall have no obligation to maintain such items in its files or to notify Sponsor that such items have not been received by Servicer.
(d) Section 2.2 of the Servicing Agreement is hereby amended by replacing the second paragraph of such Section in its entirety with the following:
To the extent that any of the foregoing items (other than the Loan Agreement or Master Note) have been provided by the relevant Franchisee in connection with a prior Loan, Sponsor may waive the requirement that such documents be prepared by the Servicer or executed by the Franchisee. At the request of the Sponsor set forth in the Funding Approval Notice, the Servicer will prepare a Commitment Letter and forward such Commitment Letter with the Legal Forms to the Franchisee.

(e) Section 2.2 of the Servicing Agreement is hereby further amended by replacing the contact information for SunTrust Bank with the following:
Aaron’s Program Manager
SunTrust Bank
Program Lending
303 Peachtree Street, N.E.
2nd Floor
Mail Code 1802
Atlanta, Georgia 30308
(f) Section 2.3 of the Servicing Agreement is hereby amended by replacing subsections (b) and (c) of such Section in their entirety with the following:
(b) Each of the Loan Agreements shall require that the applicable Borrower thereunder comply with the following financial covenant[s]:
[(i) Rental Revenue to Debt Service. Commencing on the first day of the calendar quarter in which the 25th month following the Opening Date of the first store location of the Borrower occurs and measured as of the last day of the calendar quarter in which such 25th month occurs and on the last day of each calendar quarter thereafter, the ratio of the Borrower’s Rental Revenue to Debt Service for such quarter shall not be less than 2.2:1.0;]1
(ii) Debt to Rental Revenue. [Commencing on the first day of the calendar quarter in which the first day of the 19th month following the Opening Date of the first store location of Borrower occurs and measured as of the last day of the calendar quarter in which such 19th month occurs and on the last day of each calendar quarter thereafter,][On the last day of each calendar quarter] the ratio of Borrower’s Debt to Borrower’s Rental Revenue, shall not exceed [_____]:1.0.2
To the extent any of the financial covenants set forth above in this Section 2.3(b) are calculated based upon the Opening Date of a store location, the financial information from store locations that have not reached the Opening Date anniversary incorporated into such covenants shall be excluded from such calculations. Debt Service and Debt attributable to such locations and deducted from the final calculations shall be deducted on a pro rata basis calculated by dividing such stores’ aggregate Net Book Value of Merchandise by the Net Book Value of Merchandise for all store locations. The financial covenants shall otherwise be calculated on a consolidated basis as to all store locations.
(c) Reserved.

[1]
Note: This covenant will not apply in the case of any Borrowers who have Revolving Loans or Term Loans as, in such case, the Borrowing Base in the applicable Loan Agreement will apply in lieu of this covenant.

[2]
Note: This covenant will apply and be tested on last day of each calendar quarter and not be tied to any Opening Date of store locations in the case of any Borrowers who have Revolving Loans or Term Loans. Covenant levels for this covenant will be established by Sponsor in the applicable Loan Agreement for each Borrower.

(g) Section 2.4 of the Servicing Agreement is hereby amended by replacing such Section in its entirety with the following:
2.4 Use of Loan Proceeds; Mechanics of Loan Program for Line of Credit Loans.
(a) No later than fifteen (15) days after Servicer’s receipt of the executed Loan Documents, Servicer shall establish a DDA Account for the Franchisee and shall also establish Loan Account for the Franchisee.
(b) Upon establishment of the above-referenced accounts and receipt of the above-referenced Loan Documents, duly executed by the Borrower and each Guarantor, and if requested by Sponsor in writing, confirmation by Servicer of its first-priority security interest in the Collateral, Servicer shall notify the Borrower and Sponsor that the Borrower may request Advances pursuant to the Line of Credit Commitment; provided, however, that the minimum amount of each Advance shall be $500. Each Advance shall be made by Servicer for the sole purpose of honoring requests from the Borrower, made through the Aaron’s Proprietary System, for ACH transfers to suppliers of Merchandise in payment of Approved Invoices, for payment of state sales and use taxes and for payment of freight charges. The Borrowers shall not be authorized to use the DDA Account for any other purpose.
(c) Each Borrower will submit purchase order requests for Merchandise to Sponsor. In the event that the purchase order is authorized pursuant to the Franchise Agreement, Sponsor will prepare the purchase order and submit the same to the appropriate supplier requested by the Borrower. The supplier will be instructed to ship all Merchandise directly to the Borrower and the Borrower will be responsible for inspecting all Merchandise and resolving all disputes regarding the Merchandise with such supplier. The supplier will invoice the Borrower for such Merchandise in accordance with normal industry practice. When the Borrower wishes to pay such invoice, the Borrower, subject to availability of its Loan Commitment and the minimum borrowing threshold, shall pay such invoice by directing Servicer, through the Aaron’s Proprietary System, to pay such invoice by means of an ACH transfer from its DDA Account. Any directions for ACH transfers inputted by the Borrowers into the Aaron’s Proprietary System prior to 12:00 Midnight (Atlanta, Georgia time) on any Business Day, shall be forwarded to Servicer pursuant to Sponsor’s existing ACH access by 3:30 p.m. (Atlanta, Georgia time) on the next Business Day and, if properly forwarded to Servicer by Sponsor shall be paid by Servicer no later than the second Business Day thereafter, unless Sponsor is otherwise notified by Servicer.

(d) Sponsor hereby acknowledges and agrees that Servicer has no ability to halt an ACH transfer upon the inputting of such transfer request by Sponsor from the Aaron’s Proprietary System into the ACH system (other than the ability to retrieve ACH transfers which are sent to the wrong party or otherwise manifestly erroneous as provided in the ACH Agreement with Sponsor) and Sponsor accepts full responsibility for any overadvance created by such inputting of information. Upon receipt of the request for an ACH transfer, Servicer shall honor such request by making an Advance pursuant to the Loan Commitment in the amount of such request into the Borrower’s DDA Account and automatically forwarding such amount to the supplier by means of an ACH transfer in accordance with the instructions of the Borrower passed onto Servicer by Sponsor.
(e) Nothing set forth herein shall be deemed to vary the terms and conditions of the MicroACH Service Agreement by and between Servicer and Sponsor.
(h) Section 2.5 of the Servicing Agreement is hereby amended by replacing such Section in its entirety with the Following:
2.5 Tracking of Collateral for Borrowers; Asset Dispositions of Borrowers with Lines of Credit.
All Merchandise financed by Servicer must be serialized via the Aaron’s Proprietary System for appropriate reconciliation of Advances and receipt of Merchandise and for purposes of tracking Asset Dispositions. Each Borrower shall be obligated to furnish serial numbers for all Merchandise purchased directly to Sponsor on a weekly basis (and, if available, on a daily basis) by transmittal of Borrower’s receiving report (containing Aaron’s Proprietary System numbers) directly to Sponsor on the Aaron’s Proprietary System. As set forth more fully below, Sponsor will maintain and track such information as agent for Servicer, and Servicer shall at all times have access to such information.
Any Borrower with a Line of Credit shall immediately report any Asset Disposition to Sponsor by means of the Aaron’s Proprietary System, such information to include the Aaron’s Proprietary System numbers, and if assigned, the serial numbers of the Merchandise subject to the Asset Disposition, the Net Book Value of such Merchandise and the proceeds received by the Borrower therefrom. Sponsor on a monthly basis shall transmit all such information to Servicer in summary form to be received by Servicer no later than the twelfth Business Day of each month. Based solely on such information provided by Sponsor to Servicer, Servicer shall prepare and forward to each Borrower, on a monthly basis, an invoice for payment of the aggregate outstanding amount of the Line of Credit Loan in an amount equal to the Net Book Value of the Asset Dispositions during the preceding month not applied to Advances made during such month (the “Asset Disposition Invoice”), unless Sponsor notifies the Servicer in writing that it wishes to waive the payment reflected in the Asset Disposition Invoice, which notice must be received by the Servicer at least twelve (12) Business Days prior to the date that the Asset Disposition Invoice is sent. If the Servicer receives such notice in writing from Sponsor at least twelve (12) Business Days prior to the date that the Asset Disposition Invoice is otherwise to be sent, the Servicer agrees to notify the applicable Borrower that the “Asset Disposition Prepayment” required under its Loan Agreement is waived. Otherwise, the Asset Disposition Invoice shall be forwarded to the Borrower by Servicer by the 12th day of each calendar month and payment thereof shall be due on the next succeeding Payment Date.

(i) Section 2.6 of the Servicing Agreement is hereby amended by replacing such Section in its entirety with the following:
2.6 Amortization and Payment of Line of Credit Loans.
No more than twelve (12) Business Days after the last day of each calendar month, Sponsor shall determine and report to Servicer the aggregate amount of (i) the eighteen (18) month advances made to each Borrower, (ii) the twenty-four (24) month advances made to each Borrower and (iii) the Asset Dispositions made by each Borrower during such month. Upon receipt of the foregoing report, Servicer shall determine the aggregate amount of Advances made to each Borrower during such month and shall subtract therefrom payments received by Servicer from such Borrower with respect to Asset Dispositions made since the cut-off date for the last monthly invoice to such Borrower. The remaining principal amount of Advances made during such month shall be amortized (in accordance with a straight-line amortization schedule) in eighteen (18) equal payments of principal due and payable on the Payment Dates. On the fifteenth (15th) day of each calendar month, Servicer shall mail to each Borrower a detailed bill setting forth the total amount of principal and interest due and summarizing all account activity during the preceding month. Payments of such principal and interest amount shall be due and payable on the Payment Dates. Servicer shall have the exclusive right to collect and receive all such payments on the Loans from the Borrowers which are due and owing to Servicer. In the event that Sponsor receives any such payment with respect to the Loans pursuant to the Franchisee Loan Program (other than with respect to Loans purchased by Sponsor or where Sponsor has been subrogated to the rights of Servicer pursuant to the terms of the Sponsor Guaranty), such payments shall be accepted by Sponsor as agent for Servicer and Sponsor shall immediately endorse and forward the same to Servicer.
(j) Section 2.7 of the Servicing Agreement is hereby amended by replacing such Section in its entirety with the following:
2.7 Prepayment of Line of Credit Loans.
Each Borrower shall have the right to prepay its Loan in whole or in part upon at least two (2) Business Days’ prior notice to Servicer. Partial prepayments of any Loan (other than proceeds of Asset Dispositions which shall be applied as set forth in Section 2.5) shall be applied to reduce the current month’s Advance(s) to such Borrower with any excess prepayment applied to unpaid principal payments of the Loan in inverse order of maturity.

(k) Section 2.8 of the Servicing Agreement is hereby amended by replacing such Section in its entirety with the following:
2.8 Use of Loan Proceeds; Mechanics of Loan Program for Revolving Loans and Term Loans.
(i) Following the receipt of the executed Loan Documents with respect to a proposed Borrower, but prior to the Closing Date of the proposed Loan Commitment, Servicer shall establish a DDA Account for the Franchisee and shall also establish Loan Account for the Franchisee.
(ii) Upon establishment of the above-referenced accounts and receipt of the above-referenced Loan Documents, duly executed by the Borrower and each Guarantor, and if requested by Sponsor, confirmation by Servicer of its first-priority security interest in the Collateral, Servicer shall notify the relevant Borrower and Sponsor that the Borrower may request Advances pursuant to the Loan Commitment; provided, however, that the minimum amount of each Advance shall be $500. Each Advance shall be made by Servicer for the sole purposes of (i) honoring requests from the Borrower, made through the Aaron’s Proprietary System, for ACH transfers to suppliers of Merchandise in payment of Approved Invoices, and (ii) honoring requests from the Borrower for Advances made via ACH transfers to an operating account or other location specified by such Borrower (and granted a vendor identification number by Sponsor) for working capital purposes. The Borrowers shall not be authorized to use the DDA Account for any other purpose.
(iii) Each Borrower will submit purchase order requests for Merchandise to Sponsor. In the event that the purchase order is authorized pursuant to the Franchise Agreement, Sponsor will prepare the purchase order and submit the same to the appropriate supplier requested by the Borrower. The supplier will be instructed to ship all Merchandise directly to the Borrower and the Borrower will be responsible for inspecting all Merchandise and resolving all disputes regarding the Merchandise with such supplier. The supplier will invoice the Borrower for such Merchandise in accordance with normal industry practice. When the Borrower wishes to pay such invoice, the Borrower, subject to availability of its Loan Commitment and the minimum borrowing threshold, shall pay such invoice by directing Servicer, through the Aaron’s Proprietary System, to pay such invoice by means of an ACH transfer from its DDA Account. Any directions for ACH transfers inputted by the Borrowers into the Aaron’s Proprietary System prior to 12:00 Midnight (Atlanta, Georgia time) on any Business Day, shall be forwarded to Servicer pursuant to Sponsor’s existing ACH access by 3:30 p.m. (Atlanta, Georgia time) on the next Business Day and, if properly forwarded to Servicer by Sponsor shall be paid by Servicer no later than the second Business Day thereafter, unless Sponsor is otherwise notified by Servicer.

(iv) Sponsor hereby acknowledges and agrees that Servicer has no ability to halt an ACH transfer upon the inputting of such transfer request by Sponsor from the Aaron’s Proprietary System into the ACH system (other than the ability to retrieve ACH transfers which are sent to the wrong party or otherwise manifestly erroneous as provided in the ACH Agreement with Sponsor) and Sponsor accepts full responsibility for any overadvance created by such inputting of information and has agreed to indemnify Servicer and Participants therefore pursuant to the terms of the Loan Facility Agreement. Upon receipt of the request for an ACH transfer, Servicer shall honor such request by making an Advance pursuant to the Loan Commitment in the amount of such request into the Borrower’s DDA Account and automatically forwarding such amount to the supplier by means of an ACH transfer in accordance with the instructions of the Borrower passed onto Servicer by Sponsor.
(v) Nothing set forth herein shall be deemed to vary the terms and conditions of the MicroACH Service Agreement by and between Servicer and Sponsor.
(l) Section 2.9 of the Servicing Agreement is hereby amended by replacing such Section in its entirety with the following
2.9 [Reserved]
(m) Section 2.10 of the Servicing Agreement is hereby amended by replacing such Section in its entirety with the following
2.10 Payments of Revolving Loans and Term Loans; Borrowing Base.
All outstanding Advances with respect to each Revolving Commitment or Term Loan Commitment shall be due and payable in full on the Maturity Date of such Loan, if not sooner accelerated in accordance with the terms of the applicable Loan Documents. In addition, the outstanding Advances pursuant to each Revolving Commitment or Term Loan Commitment shall not exceed the Franchisee Borrowing Base for such Borrower, as determined by Sponsor on the fifth Business Day of each month (as determined on the last day of the preceding calendar month) and reported to Servicer on such date. Servicer shall be entitled to rely upon the calculation of the Franchisee Borrowing Base for each Borrower submitted by Sponsor for all purposes hereunder. Upon receipt of the Franchisee Borrowing Base, Servicer shall input such information into Servicer’s loan records to be effective as of the date which is two Business Days after receipt of such information. The statements prepared to be delivered to each Borrower with respect to the next Payment Date shall be prepared requiring a repayment of any Advances outstanding on the fifth Business Day of such month in excess of the relevant Franchisee Borrowing Base as delivered to Servicer by Sponsor on such date. In addition, however, Servicer, on the date which is two Business Days after receipt of such calculation from Sponsor, shall notify the Borrowers in writing (including facsimile) of the new Franchisee Borrowing Base for such Borrower and shall require that such Borrower repay on the next Payment Date any additional Advances made since the date of the preparation of the statement for such Payment Date if necessary to avoid any overadvance as of such date. Upon the earlier of one (1) Business Day after notice from the Sponsor to the Servicer or the next Payment Date, each Borrower shall prepay its outstanding Advances in excess of the relevant Franchisee Borrowing Base.

(n) Section 2.11 of the Servicing Agreement is hereby amended by replacing such Section in its entirety with the following:
2.11 Prepayment of Revolving Loans and Term Loans.
Each Borrower shall have the right to prepay its Loan in whole or in part upon at least two (2) Business Days’ prior notice to Servicer. Voluntary partial prepayments of any Loan (expressly excluding mandatory prepayments required in connection with the reduction of the applicable Franchisee Borrowing Base) must be in a minimum amount of $1,000.
(o) Section 3.2 of the Servicing Agreement is hereby amended by replacing subsection (j) of such Section in its entirety with the following:
(j) delivery to the Borrowers with Revolving Commitments or Term Loans, within two Business Days after receipt of the calculation of the Franchisee Borrowing Base from Sponsor, of the amount of such Franchisee Borrowing Base and any additional required payments by the Borrower on the next Payment Date; and
(p) Section 4 of the Servicing Agreement is hereby amended by replacing such Section in its entirety with the following:
4. SPONSOR’S AUDIT AND REPORTING OBLIGATIONS WITH RESPECT TO LINE OF CREDIT LOANS.
Each Loan Agreement for a Line of Credit shall authorize Servicer or representatives of Servicer, including Sponsor, to conduct periodic field audits of each Borrower. Unless otherwise instructed by Servicer, Sponsor hereby covenants and agrees with Servicer to audit each Borrower with a Line of Credit Commitment no less than once per each six month period and more frequently at the reasonable request of Servicer with respect to any such Borrower as to whom a Loan Default has occurred (whether or not waived by Sponsor). In conducting the field audits of the Borrowers with Line of Credit Commitments, Sponsor will examine the payment receipts, bank statements, loan statements, Lease Contracts, inventory on hand, computer-generated reports of Asset Dispositions, Rental Revenue and other financial data necessary to determine the accuracy and validity of the reports, compliance certificates, financial reports and other information forwarded to either of Servicer or Sponsor by such Borrowers in connection with the Franchisee Loans.

At the request of Servicer, within thirty (30) Business Days of the completion of each field audit, Sponsor shall forward to Servicer a written audit report detailing the scope of Sponsor’s audit, any discrepancies or other misstatements or misrepresentations of the relevant Borrower discovered in the course of the audit and containing a clear concise statement as to whether or not Sponsor believes that such Borrower is in compliance with the terms of the Loan Documents to which it is a party and if not, the nature of any default known to Sponsor and the course of action planned by the Borrower to remedy such default. The delivery of each field audit to Servicer by Sponsor shall constitute a representation and warranty by Sponsor that the information set forth therein is true and correct in all material respects to the best of Sponsor’s knowledge and that Servicer shall be authorized to rely on such information in continuing to make Advances to such Borrower.
Notwithstanding the foregoing, Servicer, in its sole discretion, may (at Servicer’s expense, unless a Credit Event has occurred and is continuing and then at Sponsor’s expense) at any time and from time to time, undertake to perform an independent field audit of any or all of the Borrowers with Line of Credit Commitments (with such audit to be performed by officers or employees of Servicer or other persons retained by Servicer for such purpose). Sponsor shall cooperate fully with Servicer in connection with any such independent audit.
(q) Exhibits A, C and E of the Servicing Agreement are hereby replaced by the Exhibits A, C, and E attached hereto.
2. Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Servicer hereunder, it is understood and agreed that this Amendment shall not become effective, and the Sponsor shall have no rights under this Amendment, until the Servicer shall have received executed counterparts to this Amendment from the Sponsor and the Servicer.

3. Representations and Warranties. To induce the Servicer to enter into this Amendment, the Sponsor hereby represents and warrants to the Servicer that:
(a) The execution, delivery and performance by the Sponsor of this Amendment (i) are within the Sponsor’s power and authority; (ii) have been duly authorized by all necessary corporate and shareholder action; (iii) are not in contravention of any provision of the Sponsor’s certificate of incorporation or bylaws or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Sponsor or any of its Subsidiaries is a party or by which the Sponsor or any such Subsidiary or any of their respective property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of the Sponsor or any of its Subsidiaries; and (vii) do not require the consent or approval of any Governmental Authority or any other person; and
(b) This Amendment has been duly executed and delivered for the benefit of or on behalf of the Sponsor and constitutes a legal, valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general.
4. Effect of Amendment. Except as set forth expressly herein, all terms of the Servicing Agreement, as amended hereby shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Sponsor to the Servicer. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Servicer under the Servicing Agreement, nor constitute a waiver of any provision of the Servicing Agreement. This Amendment shall constitute a Loan Document for all purposes of the Loan Facility Agreement.
5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Georgia and all applicable federal laws of the United States of America.
6. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Servicing Agreement or an accord and satisfaction in regard thereto.

7. Costs and Expenses. The Sponsor agrees to pay on demand all costs and expenses of the Servicer in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Servicer with respect thereto.
8. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.
9. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.
10. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.
[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Sponsor and the Guarantors, by their respective authorized officers as of the day and year first above written.

SPONSOR: AARON’S, INC.
By:	/s/ Gilbert L. Danielson
Gilbert L. Danielson
Executive Vice President, Chief Financial Officer

SECOND AMENDMENT TO SERVICING AGREEMENT

SERVICER: SUNTRUST BANK
By:	/s/ Sharon J. Lawrence
	Name:	Sharon J. Lawrence
	Title:	Director

SECOND AMENDMENT TO SERVICING AGREEMENT